Exhibit 23.1






                            CONSENT OF INDEPENDENT
                         CERTIFIED PUBLIC ACCOUNTANTS







Jones Apparel Group, Inc.
New York, New York

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated February 1, 2002, except as to "Subsequent Event", which is as of March 19, 2002, relating to the consolidated financial statements and schedule of Jones Apparel Group, Inc. and subsidiaries appearing in the Company's Annual Report on Form 10-K for the year ended December 31,2001.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                                      /s/BDO Seidman, LLP
                                                      ----------------------
                                                      BDO Seidman, LLP

New York, New York
May 3, 2002